Exhibit 99.1

Rithm Property Trust Inc. Announces Third Quarter 2026 Results

NEW YORK, NY— (BUSINESS WIRE) —Rithm Property Trust Inc. (NYSE: RPT, “Rithm Property Trust” or the “Company”) today announced its financial results for the third quarter ended September 30, 2026.

Financial Highlights:
•GAAP comprehensive income of $1.3 million, or $0.17 per diluted common share(1)(2)
•Book value per common share of $29.82(1)
•Common dividend of $2.8 million, or $0.36 per common share
•Earnings available for distribution of $1.8 million, or $0.23 per diluted common share(1)(3)

	Q3 2026	Q2 2026
Summary of Operating Results:
Comprehensive Income per Diluted Common Share(1)(2)	$0.17	$0.08
Comprehensive Income(2) (in millions)	$1.3	$0.6

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(3)	$0.23	$(0.01)
Earnings Available for Distribution(3) (in millions)	$1.8	$(0.05)

Common Dividend Paid:
Common Dividend per Share	$0.36	$0.36
Common Dividend (in millions)	$2.8	$2.8
__________________________________________
(1)Per diluted common share calculations for both GAAP Comprehensive Income and Earnings Available for Distribution are based on weighted-average diluted shares of 7,859,175 and 7,745,779 for the quarters ended September 30, 2026 and June 30, 2026, respectively. Book Value per share is based on 7,909,947 common shares outstanding as of September 30, 2026.
(2)Comprehensive Income is a GAAP financial measure that adjusts GAAP Net Income by any unrealized gain (loss) on investment securities measured at fair value through other comprehensive income and the related income tax effect, if any.
(3)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Comprehensive Income, as well as an explanation of this measure, please refer to the section entitled “Non-GAAP Financial Measures and Reconciliation to GAAP Comprehensive Income.”
Business Highlights

•Monetized residential mortgage-backed securities investments through the paydown of three securitizations.
◦Received $37.3 million of principal balance repayment, generating $20.7 million of net cash proceeds after repayment of related financing.
◦Generated earnings available for distribution of $0.17 per diluted common share.
•Invested in an additional $97.0 million unpaid principal balance (“UPB”) of residential transition loans originated by Genesis Capital LLC, with an unfunded commitment of $29.6 million UPB. The purchase was funded with a combination of borrowings under the Company’s repurchase facility and $24.7 million of cash.

Additional Information

Dividend Declaration

On October 20, 2026, the Company’s Board of Directors declared a cash dividend of $0.36 per share of common stock to be paid on November 30, 2026, to stockholders of record as of October 30, 2026, and a cash dividend of $0.6171875 per share of the Company’s 9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock to be paid on November 16, 2026, to preferred stockholders of record as of November 1, 2026 (with an effective record date of October 30, 2026).

Other Matters

The Company will not hold a conference call to discuss its financial results for the quarter ended September 30, 2026. The investor relations team remains available for questions at ir@rithmpropertytrust.com.

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
($ in thousands except share and per share amounts)

	Three Months Ended
	September 30, 2026	June 30, 2026
Net Interest Income
Interest income	$15,061	$12,335
Interest expense	(9,006)	(8,279)
Net interest income	6,055	4,056

Expenses
Related party loan servicing fee	793	557
Related party management fee	1,621	1,614
Professional fees	1,451	1,219
General and administrative	708	1,074
Total expense	4,573	4,464

Other Income (Loss)
Realized and unrealized gains, net	1,000	2,959
Other income (loss), net	305	(563)
Total other income	1,305	2,396

Income before Income Taxes	2,787	1,988
Income tax expense (benefit)	(323)	(17)
Net Income	3,110	2,005
Net income (loss) attributable to the noncontrolling interests	(2)	—
Net Income Attributable to Rithm Property Trust Inc.	3,112	2,005
Dividends on preferred stock	1,290	1,290
Net Income Attributable to Common Stockholders	1,822	715
Unrealized loss on available-for-sale securities	(644)	(210)
Amortization of unrealized loss on held-to-maturity securities	143	140
Comprehensive Income Attributable to Common Stockholders	$1,321	$645

Net Income per Share of Common Stock
Basic	$0.23	$0.09
Diluted	$0.23	$0.09
Comprehensive Income per Share of Common Stock
Basic	$0.17	$0.08
Diluted	$0.17	$0.08
Weighted Average Number of Shares of Common Stock Outstanding
Basic	7,859,175	7,745,779
Diluted	7,859,175	7,745,779

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
($ in thousands except share and per share amounts)

	September 30, 2026	June 30, 2026
Assets
Cash and cash equivalents	$45,254	$66,703
Restricted cash	272	411
Residential mortgage loans held-for-investment, net	341,144	348,147
Residential mortgage loans held-for-sale, net	15,748	16,072
Residential transition loans, at fair value	235,405	117,730
Commercial mortgage-backed securities, at fair value	59,052	84,365
Residential mortgage-backed securities	153,247	189,837
CRE equity method investments	75,246	79,466
Other assets	37,772	26,013
Total Assets	$963,140	$928,744
Liabilities and Equity
Liabilities
Secured bonds payable, net	$205,579	$212,249
Repurchase financing agreements	353,062	311,341
Unsecured notes, net	109,153	108,938
Accrued expenses and other liabilities	9,182	11,371
Total Liabilities	676,976	643,899
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 25,000,000 shares authorized, 2,084,232 shares issued and outstanding, $52,106 aggregate liquidation preference	50,785	50,785
Common stock $0.01 par value, 125,000,000 shares authorized, 8,187,340 and 8,049,957 shares issued and 7,909,947 and 7,772,564 shares outstanding, respectively	79	78
Additional paid-in capital	430,297	430,298
Treasury stock	(11,596)	(11,596)
Accumulated deficit	(180,832)	(182,654)
Accumulated other comprehensive loss	(2,112)	(1,611)
Stockholders’ Equity in Rithm Property Trust Inc.	286,621	285,300
Noncontrolling interests	(457)	(455)
Total Stockholders’ Equity	286,164	284,845
Total Liabilities and Equity	$963,140	$928,744

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP COMPREHENSIVE INCOME

The Company has three primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio, including any impairment or reserve for expected credit losses; and (iii) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding:

•Net income and losses attributable to noncontrolling interests;
•Certain realized and unrealized gains and losses (including impairment) on certain assets and liabilities; and
•Other adjustments which primarily consist of amortization expense, non-capitalized transaction-related expenses related to legal, valuation and other professional service fees incurred in connection with certain investment acquisitions and deferred taxes.

In computing earnings available for distribution, the Company excludes the items listed above because management does not consider them representative of the Company's core operating performance or of cash available for distribution to stockholders. These adjustments generally fall into three categories: items that are non-cash in nature; items that, while a part of the Company's recurring operations, are subject to significant variability and are therefore generally limited to a potential indicator of future economic performance; and items that relate to the acquisition of investments rather than to ongoing operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP comprehensive income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, comprehensive income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	September 30, 2026	June 30, 2026
Comprehensive Income Attributable to Common Stockholders — GAAP	$1,321	$645
Adjustments:
Net income (loss) attributable to noncontrolling interests	(2)	—
Realized and unrealized (gains) losses, net	49	(996)
Other adjustments	444	305
Earnings Available for Distribution — Non-GAAP	$1,812	$(46)

Weighted average shares — basic	7,859,175	7,745,779
Weighted average shares — diluted	7,859,175	7,745,779

Basic Earnings Available for Distribution per common share	$0.23	$(0.01)
Diluted Earnings Available for Distribution per common share	$0.23	$(0.01)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain information which constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “seek,” “believes,” “intends,” “expects,” “projects,” “anticipates,” “plans” and “future” or similar expressions are intended to identify forward-looking statements. These statements are not historical facts. These forward-looking statements represent management’s current expectations regarding future events and are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond our control. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings, including the Company’s recent proxy statements, filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
ABOUT RITHM PROPERTY TRUST

Rithm Property Trust is an opportunistic commercial real estate investment vehicle externally managed by an affiliate of Rithm Capital Corp. (NYSE: RITM). Rithm Property Trust is a Maryland corporation that is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information, visit www.rithmpropertytrust.com.

Investor Relations
646-868-5483
ir@rithmpropertytrust.com